RESTATED
                          CERTIFICATE OF INCORPORATION
                              OF EMCORE CORPORATION

     Reuben F. Richards, Jr., being over the age of eighteen and acting as a duly authorized officer of Emcore Corporation and by virtue of the provisions of the New Jersey Business Corporation Act, Title 14A of the Revised Statutes of the State of New Jersey, hereby certifies that the Restated Certificate of Incorporation of Emcore Corporation is as follows:

     FIRST: The name of the Corporation is:

                               EMCORE Corporation

     SECOND: The purpose for which this Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

     THIRD: The registered office of the Corporation is:

                                145 Belmont Drive
                               Somerset, NJ 08873

and the name of the corporation's registered agent at such address is:

                                Thomas G. Werthan

     FOURTH: The total number of shares of Capital Stock of the Corporation shall be 105,882,352 shares of which:

     A. Of the Capital Stock, 100,000,000 shares shall consist of Common Stock which shall be entitled to one vote per share of all matters which holders of the Common Stock shall be entitled to vote on.

     B. Of the Capital Stock, 5,882,352 shares shall consist of Preferred Stock which may be divided into such classes and such series as shall be established from time to time by resolutions of the Board of Directors and filed as an amendment to this Certificate of Incorporation, without any requirement of vote or class vote of shareholders. The Board of Directors shall have the right and power to establish and designate in any such Class or Series Resolution such priorities, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions as it shall determine.

     FIFTH: A. The Board of Directors presently consists of nine (9) persons and the names and addresses of the persons who currently serve on the Board of Directors are as follows:

Name                                            Address

Reuben F. Richards, Jr.                         145 Belmont Drive
                                                Somerset, NJ  08873

Thomas G. Werthan                               145 Belmont Drive
                                                Somerset, NJ  08873

Richard A. Stall                                145 Belmont Drive
                                                Somerset, NJ  08873

Thomas J. Russell                               Two North Tamiami Trail
                                                Sarasota, Florida  34236

Robert Louis-Dreyfus                            c/o Harborstone Capital
                                                152 West 57th Street, 21st Floor
                                                New York, NY 10019

Hugh H. Fenwick                                 400 Mendham Road
                                                Bernardsville, NJ 07924

John J. Hogan                                   c/o Harborstone Capital
                                                152 West 57th Street, 21st Floor
                                                New York, N.Y.  10019

Shigeo Takayama                                 1-1-13 Shinjuku
                                                Shinjuku, Tokyo 160
                                                Japan

Charles Scott                                   c/o Cordiant PLC
                                                83-89 Whitfield Street
                                                London, WIA-4XA
                                                United Kingdom

     B. The number of directors constituting the entire Board of Directors shall be not less than six nor more than twelve as fixed from time to time by the vote of not less than 66 2/3% of the entire Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be nine unless and until otherwise fixed by the vote of not less than 66 2/3% of the entire Board of Directors. The phrase "66 2/3% of the entire Board of Directors" as used in this Restated Certificate of Incorporation shall be deemed to refer to 66 2/3% of the number of directors constituting the Board of Directors as provided in or pursuant to this Section B of this Article Fifth, without regard to any vacancies then existing.

     C. At the 1999 Annual Meeting of Shareholders, the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, the first class to expire at the 2002 Annual Meeting of Shareholders, the term of office of the second class to expire at the 2001 Annual Meeting of Shareholders and the term of office of the third class to expire at the 2000 Annual Meeting of Shareholders. Commencing with the 2000 Annual Meeting of Shareholders, the directors elected at an annual meeting of shareholders to succeed those whose terms then expire shall be identified as being directors of the same class as the directors whom they succeed, and each of them shall hold office until the third succeeding annual meeting of shareholders and until such director's successor is elected and has qualified. Any vacancies in the Board of Directors for any reason and any created directorships resulting from any increase in the number of directors may be filled by the vote of not less than 66 2/3% of the members of the Board of Directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election, of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the then authorized number of directors shall be increased by the number of directors so to be elected, and the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

     D. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation of the Corporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 80% or more of the outstanding shares of Capital Stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section D of this Article Fifth shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

     E. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding shares of Capital Stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article Fifth.

     SIXTH: Neither a Director nor an Officer shall be liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a Director or an Officer from liability for any breach of duty based upon an act or omission
(a) in breach of such person's duty of loyalty to the Corporation or its shareholders; (b) not in good faith or involving a knowing violation of law; or
(c) resulting in the receipt of such person of an improper personal benefit.

     SEVENTH: Intentionally Left Blank.

     EIGHTH: The Board of Directors by a vote of a majority of the entire Board may lend money to, guarantee any obligation of or otherwise assist any officer or employee of the Corporation who is also a director provided that such loan shall be adequately secured and no such loan, guarantee or other assistance shall be made unless there shall be an appropriate business purpose.

     NINTH: The Corporation shall indemnify every officer and director of the Corporation to the full extent permitted by law.

     TENTH: A. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section B of this Article Tenth, a Business Combination shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

     B. The provisions of Section A of this Article Tenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following paragraphs (1) or (2) are met:

          (1) The Business Combination shall have been approved by two-thirds of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder (as hereinafter defined) to become an Interested Stockholder.

          (2) All of the following conditions shall have been met:

               (a) The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses
          (i) and (ii) below:

                    (i) (if applicable)  the highest per share price  (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) offered or paid by or on behalf of the Interested Stockholder for shares of Common Stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher;

                    (ii) the Fair Market  Value per share of Common Stock on the
               Announcement Date or on the Determination Date, whichever is higher; and

          All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends, recapitalizations, combination of shares or similar events.

               (b) The aggregate  amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

                    (i) (if applicable)  the highest per share price  (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) offered or paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date or in the transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher;

                    (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                    (iii) (if  applicable) the highest  preferential  amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

          All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends, recapitalizations, combination of shares or similar events. The provisions of this sub-paragraph (2)(b) shall be required to be met with respect to every class or series of outstanding Capital Stock, other than Common Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

               (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously had been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

               (d) After such  Interested  Stockholder  has become an Interested
          Stockholder   and  prior  to  the   consummation   of  such   Business
          Combination:

                    (i)  except as  approved  by a  majority  of the  Continuing
               Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock;

                    (ii) there shall have been no  reduction  in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors;

                    (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

                    (iv) such Interested  Stockholder  shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage of beneficial ownership of any class or series of Capital Stock.

               (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than any Interested Stockholder and any Affiliate or Associate (as hereinafter defined), of any Interested Stockholder, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

               (g) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

     C. For the purposes of this Article Tenth

          (1) The term "Business Combination" shall mean:

               (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an
          Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

               (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value of 10% of the total assets of the Corporation and its Subsidiaries as reflected on the consolidated balance sheet of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year; provided that the sale or other dispositions of securities of the Corporation to anyone other than an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder shall not be deemed in itself to be a Business Combination; or

               (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

          (2) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article Fourth of this Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally.

          (3) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

          (4) The term "Interested Stockholder" shall mean any person (other than the Corporation, any Subsidiary, any pension, retirement, profit-sharing employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity or any person who on January 1, 1999 was the beneficial owner, directly or indirectly, of more than 10% of the Common Stock of the Corporation) who (a) acquires and beneficially owns Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question acquired and beneficially owned Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

          (5) A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (4) of this section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of paragraph (5) of this section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (6) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on January 1, 1999.

          (7) The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (4) of this section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

          (8) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation (the "Board") who is not an Affiliate or Associate or representative of an Interested Stockholder in question in connection with a particular Business Combination and either: (a) was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder; or (b) is or was recommended or elected to fill a vacancy on the Board, however caused, by at least three-quarters of the Continuing Directors.

          (9) The term "Fair Market Value" shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period ending on the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period ending on the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          (10) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in sub-paragraphs (2)(a) and (2)(b) of section B of this Article Tenth shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

     D. The Board of Directors shall have the power and duty to determine for the purposes of this Article Tenth, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and
(d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of more than 10% of the total assets of the Corporation and its Subsidiaries as reflected on the consolidated balance sheet of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year. Any such determination made in good faith shall be binding and conclusive on all parties.

     E. Nothing contained in this Article Tenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     F. The fact that any Business Combination complies with the provisions of section B of this Article Tenth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     G. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Tenth.

     ELEVENTH: This Corporation shall have perpetual existence.

     IN WITNESS, the undersigned has set his hand this 21st day of December, 2000.


                                   /s/ Reuben F. Richards, Jr.
                                   ---------------------------
                                   Reuben F. Richards, Jr.
                                   President and CEO